SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 6, 2004

MOBILEPRO CORP.
_____________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
_____________________________________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
_______________________
(Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets.

          On July 6, 2004, our subsidiary, DFW Internet Services, Inc. (d/b/a Nationwide Internet) (“DFW”), completed an acquisition of Clover Computer Corporation, an Ohio based internet service provider (“Clover”). We paid approximately $1,280,000 of consideration, consisting in part of $601,132 in cash, $542,264 in notes, $271,132 of which notes are convertible into our common stock and the assumption of certain liabilities, for all of the outstanding shares of Clover. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Clover used in its business and we intend to continue such use.

          A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7. Financial Statements and Exhibits.

          The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding stock of Clover no later than 60 days after the date that this report on Form 8-K must be filed.

(c)     Exhibits Furnished.

2.1     Agreement and Plan of Merger, dated as of July 6, 2004.
99.1     Press Release, dated July 6, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wrignt _____________________
Jay O. Wright President and Chief Executive Officer MOBILEPRO CORP.

Date: July 6, 2004